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                              FIRST AMENDMENT TO             Exhibit 10.7

                                STERICYCLE, INC.
                              AMENDED AND RESTATED
                          INCENTIVE COMPENSATION PLAN



             The Stericycle, Inc. Amended and Restated Compensation Plan (the "Plan") is amended as follows pursuant to the authority of the Board of Directors of Stericycle, Inc. under Paragraph 11.2 of the Plan:

             1. ARTICLE 2. The following definition is added to the definitions in Article 2 of the Plan:

                   CHANGE OF CONTROL means an event or the last of a series of related events by which:

                        (1) any Person directly or indirectly acquires or otherwise becomes entitled to vote 51% or more of the Company's Common Stock (or, if in the future the Company has more than one class of stock outstanding, any Person directly or indirectly acquires or otherwise becomes entitled to vote stock having 51% or more of the voting power in elections for Directors); or

                        (2) during any 24-month period a majority of the members of the Board of Directors ceases to consist of Directors who were:

                          (a) Directors at the beginning of the period
                        ("Continuing Directors"); or

                          (b) appointed to office after the start of the period
                        by the Board of Directors with the approval of two-thirds of the incumbent Continuing Directors ("Appointed Directors"); or

                          (c) elected to office after the start of the period
                        by the Company's stockholders following nomination for election by the Board of Directors with the approval of two-thirds of the incumbent Continuing Directors ("Elected Directors"); or

                          (d) appointed to office after the start of the period
                        by the Board of Directors with the approval of two-thirds of the incumbent Continuing, Appointed and Elected Directors; or

                          (e) elected to office after the start of the period
                        by the Company's stockholders following nomination for election by the Board of Directors with the approval of two-thirds of the incumbent Continuing, Appointed and Elected Directors; or

                        (3) the Company merges or consolidates with another
                   corporation, and holders of outstanding shares of the Company's Common Stock immediately prior to the merger or consolidation do not own stock in the survivor of the merger or consolidation having more than 75% of the voting power in elections for directors; or

                        (4) the Company sells all or a substantial
                   portion of the consolidated assets of the Company and its Subsidiaries,and the Company does not own stock in the purchaser having more than 75% of the voting power in elections for directors.

             As used in this definition, a "Person" means any "person" as that term is used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, together with all of that person's "affiliates" and "associates" as those terms are defined in Rule 12b-2 of the Securities and Exchange Commission.

             2. PARAGRAPH 8.2. Paragraph 8.2 of the Plan is amended to read as follows:

             8.2 TERM. The Plan Administrator shall determine (i) whether each Option shall be exercisable in full at one time or in Installments at different times and (ii) the time or times at which the Option or Installments shall become and remain exercisable. No Option or Installment may have an Expiration Date more than 10 years from the Grant Date.

           Notwithstanding any limitation on exercisability in Paragraph 8.5 or anything to the contrary in the underlying Option Agreement, each outstanding Option or Installment shall become exercisable in full upon a Change in Control. In addition, the Plan Administrator, in its discretion, may accelerate the exercisability of any Option or Installment at any time under any related or other circumstances.

          3. EFFECTIVE DATE. This Amendment shall become effective as of the date of its approval by the Board of Directors of Stericycle, Inc.




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